Exhibit A
[Stock Purchase Agreement]

STOCK PURCHASE AGREEMENT

BETWEEN

ENOVA SYSTEMS, INC.

AND

HYUNDAI-ENOVA INNOVATIVE TECHNOLOGY CENTER, INC.

This Stock Purchase Agreement (the “Agreement”), dated as of April 6, 2009, is made by and among ENOVA SYSTEMS, INC. (“ENOVA”), a California corporation whose address is 1560 W. 190th St., Torrance, CA 90501 and HYUNDAI-ENOVA INNOVATIVE TECHNOLOGY CENTER, INC., a California corporation (“HE-ITC”) whose address is 1560 W. 190th St., Torrance, CA 90501.

WHEREAS, ENOVA, HE-ITC, and Hyundai Heavy Industries Co., Ltd. (“HHI”) have entered into a Joint Venture Dissolution and Termination Agreement (the “Termination Agreement.”)

WHEREAS, HE-ITC desires to purchase from ENOVA and ENOVA desires to sell to HE-ITC, forty percent (40%) of HE-ITC’s outstanding shares of common stock owned by ENOVA, totaling two million (2,000,000) shares (the “Shares”) upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
Sale of Stock

Section 1.1 Purchase and Sale.

ENOVA will sell to HE-ITC and HE-ITC will purchase from ENOVA, all of the shares of common stock of HE-ITC presently owned by ENOVA, which is two million shares (2,000,000) shares of common stock, represented by stock certificate No. 2 and 4 (the “Certificate”). The shares represent forty percent (40%) of the issued and outstanding shares of HE-ITC.

Section 1.2 Purchase Price.

In payment for the shares, HE-ITC will pay to ENOVA a purchase price in the amount of One Million and Three Hundred Thirty Four Thousand and Ninety Seven Dollars and Twenty Five Cents ($1,334,097.25) pursuant to the payment terms set forth below. Simultaneously with the delivery by ENOVA of the Certificate, with appropriate stock powers attached and properly signed, HE-ITC shall give ENOVA the following:

Section 1.3 Set Off for HHI Liabilities.

HE-ITC shall deduct and set off from the $1,334,097.25, the amount that ENOVA has agreed to pay Hyundai Heavy Industries, Co., Ltd., (“HHI”) through a certain Joint Venture Dissolution and Termination Agreement in the amount of $1,196,879.09 The net payment to ENOVA shall be One Hundred Thirty-Seven Thousand Two Hundred Eighteen Dollars and Sixteen Cents ($137,218.16), representing the difference between the amounts described above. HE-ITC will hold $1,196,879.09 in trust of HHI.

ARTICLE II
The Closing

Section 2.1 The Closing.

The closing of the transactions hereunder (the “Closing”) shall take place at 12:00 p.m. PST on April 6, 2009 or at such sooner time and date as the Parties hereto shall agree (the “Closing Date”) at the office of HE-ITC, located at 1560 W. 190th St., Torrance, CA 90501.

ARTICLE III
Representations and Warranties

Section 3.1 Representations and Warranties of ENOVA to HE-ITC

(a) Authorization; Due Execution. ENOVA has full power and authority to execute and deliver this Agreement and to perform ENOVA’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ENOVA and assuming the due execution and delivery hereof by HE-ITC, this Agreement constitutes the legal, valid and binding obligation of ENOVA.

(b) Ownership of Common Stock. Upon consummation of the Stock Purchase, ENOVA will deliver to HE-ITC good title to the shares free and clear of any liens and encumbrances other than the restrictions imposed by Federal and State securities laws.

(c) No Violation or Conflict. The execution, delivery and performance of this Agreement will not (a) require the consent of any party to, or conflict with, result in any violation or breach of, any of the terms, conditions or provisions of, any contract, agreement or other instrument or obligation to which ENOVA, is a party; or (b) violate or conflict with any other material restriction to which ENOVA is subject, that would individually or in the aggregate, have a material adverse effect on ENOVA’s ability to consummate the transactions hereunder.

(d) Survival. Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by ENOVA at the closing as if made at such time and shall survive closing.

Section 3.2 Representations and Warranties of HE-ITC to ENOVA

(a) Incorporation. HE-ITC is duly organized, validly existing and in good standing under the laws of the State of California. HE-ITC (a) has all requisite corporate power and authority to own is properties and assets and to carry on its business as it is now being conducted; and (b) is in good standing and duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified.

(b) Authorization of Agreement; Due Execution. The execution and delivery of the Agreement has been duly and validly authorized by all necessary corporate proceedings on the part of HE-ITC. This Agreement has been duly executed and delivered by HE-ITC and , assuming the due execution and delivery hereof by HE-ITC and ENOVA, this Agreement constitutes the legal, valid and binding obligation of HE-ITC, enforceable against HE-ITC in accordance with its terms.

(c) No Violation or Conflict. The execution, delivery and performance of this Agreement will not (a) require the consent of any party to, or conflict with, result in any violation or breach of, any of the terms, conditions or provisions of, any contract, agreement or other instrument or obligation to which HE-ITC, is a party; or (b) violate or conflict with any other material restriction to which HE-ITC is subject, that would individually or in the aggregate, have a material adverse effect on HE-ITC’s ability to consummate the transactions hereunder.

(d) Capital Stock. The authorized capital stock of HE-ITC consists of five million (5,000,000) shares of common stock (“HE-ITC Common Stock”). There are presently and prior to the consummation of the transaction hereunder five million (5,000,000) shares of HE-ITC Common Stock issued and outstanding, all of which were validly issued, and are fully paid, nonassessable, free of preemptive rights.

ARTICLE IV
Deliveries at Closing

Section 4.1 Deliveries by ENOVA.

At the closing, ENOVA shall deliver to HE-ITC:

(a) The Stock Certificate with appropriate stock powers properly signed.

(b) A resolution of its Board of Directors or an equivalent authorizing ENOVA to enter into the transactions contemplated in this Agreement and the Termination Agreement.

(c) The Termination Agreement executed by ENOVA.

Section 4.2 Deliveries by HE-ITC.

At the closing, HE-ITC shall deliver to ENOVA:

(a) A check in the amount of One Hundred Thirty-Seven Thousand Two Hundred Eighteen Dollars and Sixteen Cents ($137,218.16), representing the difference between the amounts described in Section 1.3 above.

(b) A resolution of its Board of Directors or an equivalent authorizing HE-ITC to enter into the transactions contemplated in this Agreement and the Termination Agreement.

(c) The Termination Agreement executed by HE-ITC and HHI.

ARTICLE V
Indemnification

Section 5.1 Indemnification by ENOVA.

Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of HE-ITC or of any knowledge or information that HE-ITC may have, ENOVA agrees to indemnify and fully defend, save and hold HE-ITC harmless from any damage, liability, loss, cost, expense (including all reasonable attorneys’ fees), claim or cause of action arising out of or resulting from:

(a) Any untruth or inaccuracy in any representation of ENOVA contained in Section 3.2 above or the breach of any warranty of ENOVA contained in Section 3.2 above;

(b) Any and all tax payments incurred or owed to any federal, state or local government authority as a result of the transactions hereunder that are attributable to ENOVA; and

(c) Any failure of ENOVA to duly perform or observe any term, provision covenant, agreement or condition on the part of ENOVA to be performed or observed pursuant to the terms of this Agreement.

Section 5.2 Indemnification by HE-ITC

Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of ENOVA or of any knowledge or information that ENOVA may have, HE-ITC agrees to indemnify and fully defend, save and hold ENOVA harmless from any damage, liability, loss, cost, expense (including all reasonable attorneys’ fees), claim or cause of action arising out of or resulting from:

(a) Any untruth or inaccuracy in any representation of HE-ITC contained in Section 3.3 above or the breach of any warranty of HE-ITC contained in Sections 3.3 and 6.1;

(b) Any failure of HE-ITC to perform or observe any term, provision covenant, agreement or condition on the part of HE-ITC to be performed or observed pursuant to the terms of this Agreement; and

(c) Any and all tax payments incurred or owed to any federal, state or local government authority as a result of the transactions hereunder that are attributable to HE-ITC.

Section 5.3 Procedures.

If an event triggering indemnification pursuant to Section 5 occurs and a party asserts that the other party has become obligated pursuant to any of Sections 5.1 or 5.2, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which a party may become obligated to the other party hereunder, the indemnified party shall give written notice to the indemnifying party. The party obligated under Section 5.1 or 5.2 above agrees to defend, contest and otherwise protect the indemnified party against any such suit, action, investigation, claim or proceeding with counsel of the indemnifying party’s choice at the indemnifying party’s sole cost and expense. The indemnified party shall have the right to select counsel of its choice, at its sole cost and expense, to participate in the defense of any such matter and shall have the right to make any compromise or settlement thereof.

ARTICLE VI

Miscellaneous

Section 6.1 Miscellaneous.

(a) Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail himself or itself of same and chose not to at its/his own peril. In light of these facts, it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

(b) Cooperation. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(c) Interpretation.

(i) Entire Agreement/No Collateral Representations. Each party expressly acknowledges and agrees that this Agreement and the Termination Agreement: (a) are the final, complete and exclusive statement of the agreements of the Parties with respect to the subject matter hereof; (b) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the “Prior Agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (c) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement and the Termination Agreement, in whole or in part, unless such agreement is in writing and signed by all Parties to this Agreement.

(ii) Waiver. No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the waiving party or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

(iii) Remedies Cumulative. The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

(iv) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (a) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (b) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

(d) No Reliance Upon Prior Representation. Each party acknowledges that no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change its position to its detriment, partially perform, or part with value in reliance upon such representation or promise; each party acknowledges that it has taken such action at its own risk; and each party represents that it has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement.

(e) Headings; References; Incorporation; Gender. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or gender appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice-versa, as the context requires.

(f) Enforcement.

(i) Applicable Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

(ii) Consent to Jurisdiction; Service of Process. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the State Courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of Forum Non Conveniens. Each party irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

(iii) Attorneys’ Fees and Costs. If any party institutes or should the Parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all costs and expenses of prosecuting or defending the action or proceeding, as the case may be, including, without limitation, reasonable attorneys’ and other fees.

(g) Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assignees; provided however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party.

(h) Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of Notice shall be deemed to have been given upon delivery); or (ii) by mailing in the United States Mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed or upon actual receipt, whichever is earlier.). Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have been specified most recently by like Notice. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

(i) Dissolution or Name Change. HE-ITC agrees to take all necessary action within 90 days to either: (i) dissolve HE-ITC; or (ii) change the name of HE-ITC to a name that does not include the word “Enova.” Notwithstanding anything to the contrary, the delay of dissolving, or the failure to dissolve, HE-ITC will not delay or other have any effect on the automatic termination of the 1997 License Agreement, the Joint Venture Agreement, the License and Technology Transfer Agreements, and the Manufacturing and Sales Agreements (as defined in the Termination Agreement) pursuant to Section 2.3 of the Termination Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

(k) Facsimile Copies or Acrobat pdf file. In the event the Parties utilize “facsimile” or Acrobat “pdf file” to transmit signed documents, they agree to accept such documents as if they bore original signatures of the parities.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Enova Systems, Inc.	Hyundai-Enova Innovative Technology Center, Inc.
By—/s/ Michael Staran—	By—/s/ Jeong Cheol You—

Michael Staran Its: President & CEO	Jeong Cheol You Its: President & CEO
Dated: April 6, 2009	Dated: March 30, 2009